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                              CONSULTING AGREEMENT

         THIS AGREEMENT is among ZENASCENT, INC., a corporation organized under laws of the State of Delaware, whose address is 10 West 33rd Street, Suite 705, New York, NY 10001 (hereinafter referred to as the "Company"); INVESTOR RELATIONS SERVICES, INC., located at 120 Flagler Avenue, New Smyrna Beach, FL 32169 (hereinafter referred to as the "Consultant").

         WHEREAS, the Consultant is in the business of assisting public companies in financial advisory, strategic business planning, and investor and public relations services designed to make the investing public knowledgeable about the benefits of stock ownership in the Company; and

         WHEREAS, the Consultant may, during the period of time covered by this Agreement, present to the Company one or more plans of public and investor relations to utilize other business entities to achieve the Company's goals of making the investing public knowledgeable about the benefits of stock ownership in the Company; and

         WHEREAS, the Company recognizes that the Consultant is not in the business of stock brokerage, investment advice, activities which require registration under either the Securities Act of 1933 (hereinafter "the Act") or the Securities and Exchange Act of 1934 (hereinafter "the Exchange Act"), underwriting, banking, is not an insurance Company, nor does it offer services to the Company which may require regulation under federal or state securities laws; and

         WHEREAS, the parties agree, after having a complete understanding of the services desired and the services to be provided, that the Company desires to retain Consultant to provide such assistance through its services for the Company, and the Consultant is willing to provide such services to the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. DUTIES AND INVOLVEMENT.

         The Company hereby engages Consultant to provide one or more plans, and for coordination in executing the agreed-upon plan, for using various investor and public relations services as agreed by both parties. The plan may include, but not by way of limitation, the following services: consulting with the Company's management concerning marketing surveys, investor accreditation, availability to expand investor base, investor support, strategic business planning, broker relations, conducting due diligence meetings, attendance at conventions and

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trade shows, assistance in the preparation and dissemination of press releases and stockholder communications, consulting of mergers with companies, review and assistance in updating a business plan, review and advise on the capital structure for the Company, propose legal counsel, assist in the development of an acquisition profile and structure, recommend financing alternatives and sources, and consult on corporate finance and/or investment banking issues. In addition, these services may include production of a corporate profile and fact sheets, personal consultant services, financial analyst and newsletter campaigns, conferences, seminars and national tour, including, but not by way of limitation, due diligence meetings, investor conferences and institutional conferences, printed media advertising design, newsletter production, broker solicitation campaigns, electronic public relations campaigns, direct mail campaigns, placement in investment publications and press releases. This agreement is limited to the United States. A further description of the services which may be included in the plan as described above is attached hereto as Exhibit A and included herein as if fully set out.

         2. RELATIONSHIP AMONG THE PARTIES.

         Consultant acknowledges that it is not an officer, director or agent of the Company, it is not, and will not, be responsible for any management decisions on behalf of the Company, and may not commit the Company to any action. The Company represents that the consultant does not have, through stock ownership or otherwise, the power neither to control the Company, nor to exercise any dominating influences over its management.

         Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship among the parties, and Consultant will not commit the Company in any manner except when a commitment has been specifically authorized in writing by the Company. The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

         3. EFFECTIVE DATE, TERM AND TERMINATION.

         This Agreement shall be effective on August 1, 2001 and will continue until July 31, 2002. This one-year Agreement can only be modified if mutually agreeable and in writing.

         4. OPTION TO RENEW AND EXTEND.

         Company may renew this Agreement on the same terms by providing written notice to Consultant at any time prior to the expiration hereof.

         5. COMPENSATION AND PAYMENT OF EXPENSES.

         The Company agrees to pay a third party for Consultant's work in the form of a

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convertible preferred Note or convertible preferred stock of the company as total and complete consideration for the services to be provided by the Consultant to the Company. Company shall have no other obligation to Consultant for payment, excepting the obligation for additional compensation as contained herein.

         In the event that the Company extends this Consulting Agreement for more than one year from the date of execution, the Consultant will be entitled to additional compensation computed by multiplying a fraction, the numerator of which shall be the number of additional days added to the Agreement and the denominator of which will be 365 times the total compensation for the first year. The additional compensation may be paid in stock to the Consultant. In the event the Company uses stock to pay this amount, the value of the stock shall be the bid price on the Effective Date.

         Company agrees to pay for all costs and expenses incurred associated with its employees' working with the Consultant and its representatives, including lodging, meals, and travel as necessary. All other expenses, as contained in Addendum A, for the fulfillment of this Agreement shall be borne by the Consultant, and by third parties engaged by it in connection with the performance of the financial and public relations services provided for herein.

         6. SERVICES NOT EXCLUSIVE.

         Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term of this Agreement. Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

         7. CONFIDENTIALITY.

         Consultant acknowledges that it may have access to confidential information regarding the Company and its business. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish or make accessible to any person (other than with the written permission of the Company) any knowledge or information or plans of the Company with respect to the Company or its business, including, but not by way of limitation, the products of the Company, whether in the concept or development stage, or being marketed by the Company on the effective date of this Agreement or during the term hereof.

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         8. COVENANT NOT TO COMPETE.

         During the term of this Agreement, Consultant warrants, represents and agrees that it will not directly participate in the information developed for and by the Company, and will not compete directly with the Company in the Company's primary industry or related fields.

         9. INDEMNIFICATION.

         Company agrees to indemnify and hold harmless the Consultant and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse the Consultant, or any such other person, for any legal or other expenses reasonably incurred by the Consultant, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

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         10. MISCELLANEOUS PROVISIONS

Section a   Time. Time is of the essence of this Agreement.

Section b   Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section c   Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday or a legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday or legal holiday.

Section d   Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

Section e   Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

Section f   Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section g   Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

Section h   Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Section i Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other, but shall be binding upon the successors of the parties.

Section j   Arbitration.

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         i. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through direct discussion, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation under the Commercial Mediation Rules of the American Arbitration Association before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement or a breach thereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

         ii. Any provisional remedy, which would be available from a court of law, shall be available to the parties to this Agreement from the Arbitrator pending arbitration.

         iii. The situs of the arbitration shall be Volusia County, Florida.

         iv. In the event that a dispute results in arbitration, the parties agree that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator.

Section k   Notices. All notices required or permitted to be given under this
Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified. Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier (such as Federal Express or similar express delivery service), addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days' written notice, to the other party.

Section l   Governing law. The Agreement shall be construed by and enforced in accordance with the laws of the State of Florida.

Section m   Entire agreement. This Agreement contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by all parties.

Section n   Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

Section o   Counterparts. This Agreement may be executed in duplicate
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. In the event that the document is signed by one party and faxed to another the parties agree that a faxed signature shall be binding upon the parties to this agreement as though the signature was an original.

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Section p   Successors. The provisions of this Agreement shall be binding upon all parties, their successors and assigns.

Section q   Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year provided herein.

COMPANY:                               CONSULTANT:
ZENASCENT, INC.                        INVESTOR RELATIONS SERVICES, INC.

By:                                    By:
   -----------------------------------    -----------------------------------
   Steven Angel, President                Richard J. Fixaris, President & CEO

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                                   ADDENDUM A

CORPORATE PROFILE AND FACT SHEET

         A two-page, two color broker fact sheet, and a four-page, full color Company profile will be created, each highlighting the Company and the benefits of owning the Company's stock. These pieces are included in broker/dealer information packages for dissemination to prospective investors, and may also be targeted to stock analysts and newsletter editors. Consultant's services include creative writing, artwork, layout and design and printing. Materials updated four times per year, as applicable.

PERSONAL CONSULTANT SERVICES

         A Personal Consultant will supervise and actively assist in every facet of the Company's overall marketing campaign. In addition to coordinating all above-listed services, the Personal Consultant will maintain daily contact with investor relations office staff, Company officers and active brokers; he will be available for consultation 24 hours per day, every day, via cellular telephone, to address urgent needs as well as general strategic planning. The Personal Consultant will travel extensively to meet qualified brokers one-on-one, and will arrange specially scheduled conference calls with audiences of brokers, analysts and money managers. The Personal Consultant will personally arrange invitation-only due diligence broker meetings, and will directly supervise all logistics and follow-up. The Consultant will pay the cost of the Personal Consultant.

BROKER SOLICITATION CAMPAIGN

         Specialized professional financing public relations services will be provided through an ongoing telemarketing campaign soliciting new broker dealers, to generate interest in the Company and its stock. This campaign will include direct personal telephone follow-up with retail brokers in active contact with Company executives and investor relation's staff. Supervised in-house personnel will be assigned specifically to guide Company interactions with brokers and field representatives.

PRESS RELEASES

         Company press releases will be written and disseminated to news wire services. Press releases will also be disseminated to the at-large broker community by fax and mail, plus telephone and fax follow-up with 500-1,000 active brokers. Press releases may be reproduced in national financial magazines such as Investor's Business Daily, Barron's.

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PRINT MEDIA ADVERTISING

         An advertisement, targeted to both brokers and investors, will be created and inserted in a major financial and investment magazine or newspaper at the Consultants cost. Publications which target and deliver large numbers of active brokers, qualified investors and other niche groups interested specifically in the Company's product or industry category will be emphasized. Consultant's services include creative writing, artwork, layout and design, and coordination of magazine/newspaper inserts.

FINANCIAL ANALYST AND NEWSLETTER CAMPAIGN

         The Financial Analyst and Newsletter Campaign will be intertwined with our Broker Solicitation Campaign, which provides an essential link to increasing investor awareness for the Company. Each Company is presented to our carefully developed network of financial analysts and newsletter publications that specialize in identifying emerging growth companies and presenting buy recommendations to their loyal following of investors. Utilization of direct mail pieces, e-mail, broadcast faxing and phone contacts will ensure effective and prompt coverage for our clientele. In order to best expose the Company, this campaign may include personal meetings with editors, analysts and writers for a number of publications and research houses nationwide.

CONFERENCES, SEMINARS AND NATIONAL TOURS

         DUE DILIGENCE MEETINGS: Opportunities for Company exposure before broker/dealer audiences will be provided in New York, Boston, Chicago, Atlanta, Orlando, Boca Raton, Denver, San Francisco, southern California and other major metro areas. Consultant's services include overall meeting coordination and implementation; room rental, catering (hot and cold hor d'oeuvres and snacks), alcoholic and non-alcoholic beverages, broker/dealer invitations (printing, mail coordination, postage and telephone contact), transportation (coach air fare and hotel accommodations, as applicable), additional broker meetings and telephone follow-up.

         INVESTOR CONFERENCES: Opportunities for Company exposure before large audiences of qualified, wealthy investors will be provided in various locations across North America. These conferences provide executives of participating companies with unique forums for sharing the spotlight with top financial and investment experts while making personal contact with wealthy investors and presenting the benefits of the companies. The most popular package for conference participants includes an exhibit booth, private workshop, broker presentation and distribution of collateral materials. Among the most popular and established conferences are those produced by Blanchard's Investment Conferences, Financial Fest, and Discovery Expo.

         INSTITUTIONAL CONFERENCES: Opportunities for Company exposure before representatives

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of major financial institutions may be arranged for any of the following conferences: North American Corporate Forum, Westergaard Waldorf Conference Series, Boston Stockholders Club, Hartford Stockholders Club, Equities Conferences and Investment Research Institute. The conferences sponsored by the North American Corporate Forum and Westergaard Waldorf Conference Series are three-day events held in New York, designed to allow participating companies to meet and consult with Investment analysts and portfolio managers representing all primary investment centers in the United States and Canada.

ELECTRONIC MEDIA

         A coordinated mix of financial and investment radio and television programming, covering major markets across the United States and designed to serve as Company marketing and lead generation conduits, will be arranged. The Company may be featured on talk shows, special interview segments and commercials. Program duplicates may be distributed to select brokers and investors to heighten Company awareness.

DIRECT MAIL CAMPAIGN

         A four-page, full color direct mail lead generation piece, highlighting the Company and the benefits of owning the Company's stock, will be created. This lead generator will be mailed to 100,000 selected, qualified investors, in one large mailing or in smaller increments. Printed on heavy gloss stock, the piece includes a postage-paid business reply card, plus an identifying telephone number enabling investors to respond immediately. Additionally, market makers names and phone numbers may be listed directly on the mailing piece for all-in lead generation. The piece includes a postage-paid business reply card, plus an identifying telephone number enabling investors to respond immediately. Consultant's services include creative writing, artwork, layout and design, printing, list rentals, mail handling, postage and business reply card coordination.

INVESTMENT PUBLICATIONS

         Bull & Bear is a tabloid-style newspaper distributed six to nine times per year to approximately 60,000 active investors in the United States and Canada.

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